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[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                   EXHIBIT 10.15

             LICENSE AGREEMENT DATED FEBRUARY 21, 2003 BETWEEN SYMYX
                 TECHNOLOGIES, INC. AND SYMYX THERAPEUTICS, INC.

         This License Agreement ("Agreement") is made as of the 21st day of February, 2003 (the "Effective Date") by and between Symyx Technologies, Inc., with a principal place of business at 3100 Central Expressway, Santa Clara, California (together with its Affiliates, "Symyx"), and Symyx Therapeutics, Inc., with a principal place of business at 3100 Central Expressway, Santa Clara, California ("STI").

                                   BACKGROUND

         A. Symyx owns certain Patent Rights (as defined below) and certain Know-How (as defined below) ancillary to the Patent Rights [*];

         B. Symyx desires to license the Patent Rights and Know-How to STI in the Field (as defined below), and STI desires to obtain a license from Symyx under the Patent Rights and Know-How, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the meanings indicated:

1.1 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity shall be deemed to constitute control.

1.2 "Combinatorial Chemistry Instruments" shall mean instrumentation for practicing Combinatorial Chemistry Methods, and intellectual property rights in, to and under the foregoing; provided, however, that Combinatorial Chemistry Instruments shall not include instrumentation that has been exclusively licensed by Symyx to a third party as set forth on Exhibit A hereto.

1.3 "Combinatorial Chemistry Methods" means techniques, methodologies, processes, synthetic routes or instrumentation that are useful for the simultaneous, parallel or rapid serial: (i) design, (ii) synthesis, (iii) processing, (iv) analysis, or (v) characterization (including screening and assays) of more than two (2) [*], and intellectual property rights in, to and under the foregoing.

1.4 "Combinatorial Chemistry Software" shall mean software for practicing Combinatorial Chemistry Methods, and intellectual property rights in, to and under the foregoing.

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1.5      "Combinatorial Chemistry Technology" shall mean Combinatorial Chemistry
Methods and Combinatorial Chemistry Instruments.

1.6 "Confidential Information" shall mean any information disclosed by one party to the other in connection with this Agreement that is in written, graphic, machine readable or other tangible form and is marked "Confidential" or "Proprietary" or in some other manner to clearly indicate its confidential nature. Confidential Information may also include information that is disclosed orally, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty (30) days after its oral disclosure.

1.7 "Encumbrances" shall mean any lien, security interest, or option to acquire or license rights in the Field.

1.8      "Field" shall mean [*].

1.9 "Improvements" shall mean improvements, additions, enhancements, changes, modifications, or technical advances of or to the Combinatorial Chemistry Technology [*]or Combinatorial Chemistry Software that are (i) reduced to practice within the first five (5) years after the Effective Date, (ii) claimed in a patent application filed within the first five (5) years after the Effective Date, or (iii) disclosed in an invention disclosure by an employee of Symyx or STI (or a contractor who has assigned such invention to Symyx or STI) within the first five (5) years after the Effective Date, and intellectual property rights to the foregoing, including know how associated with (i), (ii) or (iii) above when transferred or made known to STI by Symyx.

1.9.1 "STI Improvements" shall mean Improvements made by or on behalf of STI, independently or jointly.

1.9.2 "Symyx Improvements" shall mean Improvements made by or on behalf of Symyx, independently or jointly.

1.10 "Know-How" shall mean confidential or proprietary information, know-how, processes, procedures, methods, techniques, data, materials, drawings, or documents owned or controlled or which otherwise can be licensed by Symyx as of the Effective Date that is useful or necessary to practice Combinatorial Chemistry Technology [*] or Combinatorial Chemistry Software in the Field, and intellectual property rights in, to and under the foregoing, provided, however that Know-How shall not include copyrights, trade secrets, designs, drawings or other documents with respect to Symyx-designed instruments or Symyx-designed software.

1.11     [*]

1.12     "Licensed Software" shall have the meaning set forth in Section 2.1.5.

1.13 "Patent Rights" shall mean rights in, to and under patents and patent applications worldwide that are owned or controlled or which otherwise can be licensed by Symyx as of the Effective Date and that have claims covering (or claims that would be infringed, absent a license, by the practice of) Combinatorial Chemistry Technology or [*] or Combinatorial Chemistry Software, including but not limited to those patents and patent applications listed in Exhibit B hereto; together with any divisions, substitutions, continuations, re-examinations, or continuation-in-part thereof; all patents

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issuing on any of the foregoing; all reissues, extensions and renewals thereof;
all patents claiming priority back to any of the foregoing and all foreign counterparts of the foregoing.

1.14     [*]

1.15     "[*] Product" shall mean [*]

1.16     [*]

1.17     "Term" shall have the meaning set forth in Section 10.1.

1.18 "Third Party" shall mean any person or entity other than Symyx and its Affiliates, STI and its Affiliates, and their permitted assigns.

                                   ARTICLE II
                                    LICENSES

2.1      Licenses.

         2.1.1 Grant. Subject to the terms of this Agreement, Symyx agrees to grant and hereby grants to STI (i) an exclusive (except as set forth herein), worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under the Patent Rights and Know-How solely to make (but not to copy Symyx-designed instruments except as permitted in Section 2.4) and use Combinatorial Chemistry Technology and [*] in the Field; (ii) an exclusive (except as set forth herein), worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under the Patent Rights and Know-How solely to research, develop, make, use, sell, offer to sell, export, import or otherwise commercialize [*] Products in the Field, and (iii) a nonexclusive, worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under the Patent Rights and Know-How solely to make (but not to copy Symyx-designed software) and use (but not to use Symyx-designed software except as set forth in Section 2.1.5) Combinatorial Chemistry Software in the Field.

         2.1.2 Symyx Activities. Notwithstanding the foregoing, Symyx shall have the right to practice Combinatorial Chemistry Technology and [*], including Symyx Improvements (i) in the Field, in order to carry out research undertaken on behalf of or in collaboration with STI, and (ii) to conduct research, development, manufacture, use or commercialization activities directed toward [*].

         2.1.3 Research License. Subject to the terms of this Agreement, Symyx agrees to grant and hereby grants to STI a nonexclusive, worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under the Patent Rights, Know-How, and Improvements to use Combinatorial Chemistry Technology and [*] to conduct internal research and development activities outside of the Field, but only in conjunction with and in support of a research or development project in the Field. For purposes of illustration, STI may conduct internal research and development activities pursuant to this
Section 2.1.3 to develop [*] technology aimed at [*] a [*] Product for use in the Field, where such [*] Product is the subject of an active research and development effort by STI. STI agrees to grant and hereby grants to Symyx an exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to make, use, sell, offer to

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sell, sell, export or import any inventions resulting from research activities of STI pursuant to this Section 2.1.3 outside of the Field. It is understood that STI shall have no right to sell or otherwise commercialize any inventions resulting from research activities of STI pursuant to this Section 2.1.3 other than in connection with the sale or commercialization of a [*] Product in the Field.

         2.1.4 Know-How Transfer. The transfer of Know-How from Symyx to STI under this Agreement shall be in the sole and absolute discretion of Symyx, and this Agreement shall impose upon Symyx no obligation to transfer or make available to STI any Know-How.

         2.1.5 Licensed Software. Subject to the terms of this Agreement, Symyx agrees to grant and hereby grants to STI a nonexclusive, worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license to install and use certain Licensed Software (as defined below) and associated documentation provided by Symyx, in object code format, solely for STI's internal research and development activities in the Field, as follows: (i) such grant shall apply only with respect to the Symyx Renaissance(R) software programs as set forth in Exhibit F (the "Licensed Software"), without upgrades, updates or improvements thereafter; (ii) such grant will be limited to fifteen
(15) Named Users (as defined below); and (iii) Symyx is not providing, and STI shall be responsible to secure or use its own Oracle database and appropriate licenses thereto. STI agrees that it will not itself, nor through any parent, subsidiary, Affiliate, agent, or other Third Party, directly or indirectly: (i) reproduce or copy the Licensed Software, any component thereof, or any related documentation (other than as necessary to exercise the rights granted in this Section 2.1.5, including for backup purposes); (ii) distribute, sell, lease, license, or sublicense the Licensed Software, any component thereof, or any related documentation; (iii) use the Licensed Software, or any component thereof or any related documentation for any other purpose other than as licensed above;
(iv) attempt to, or permit a third party to, through any means, reverse engineer, disassemble, decrypt, decompile, or otherwise attempt to derive source code from the Licensed Software; or (v) use the Licensed Software in connection with any time-sharing or other multi-user network or service bureau (it being understood such Licensed Software may be used in connection with research and development collaborations and similar arrangements by STI employees and such use shall not be deemed a service bureau so long as STI's collaborators or similar third party does not itself use or access the Licensed Software). Further, STI agrees that access to the Licensed Software shall be limited to employees of STI, independent contractors performing scientific functions who have entered into an agreement with STI containing confidentiality provisions equivalent to those applicable to STI employees and other independent contractors approved by Symyx in writing. A Named User is defined as a person that uses the Software, or any part of the Software, or any software authored by STI incorporating any of the Software, or any part of the Software, including the indirect use of the Software, or any part of the Software, through a custom or non-Symyx developed user interface. STI agrees to establish and maintain records of Named Users and changes to Named Users, and to make such records available to Symyx upon request. Named Users may be changed or replaced according to reasonable business practices, program or project changes, or changes in job function.

         2.2 Sublicense. STI shall have the right to sublicense the rights granted in Section 2.1.1, Section 2.3.1 and Section 2.7 as required or useful to develop, make, use, sell, offer to sell, export and import [*] Products in the Field. STI shall provide to Symyx prior written notice of any such sublicense, and the terms of such sublicense shall be consistent with the terms of this Agreement.

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Any such sublicensee shall agree to exercise such sublicensed rights only for the purpose specified in this Section 2.2.

2.3      Improvements.

         2.3.1 Symyx. Subject to the terms of this Agreement, Symyx agrees to grant and hereby grants to STI (i) an exclusive (except as set forth herein), worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under Symyx Improvements solely to make (but not to copy Symyx-designed instruments except as permitted in Section 2.4) and use Combinatorial Chemistry Technology and [*] in the Field; (ii) an exclusive (except as set forth herein), worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under Symyx Improvements solely to research, develop, make, use, sell, offer to sell, export, import or otherwise commercialize [*] Products in the Field; and (iii) a nonexclusive, worldwide, perpetual, nontransferable (except as set forth in Section 11.3), royalty-free license under Symyx Improvements solely to make (but not to copy Symyx-designed software or upgrades, updates or any improvements to the Licensed Software) and use (but not to use Symyx-designed software or upgrades, updates or any improvements to the Licensed Software) Combinatorial Chemistry Software in the Field.

         2.3.2 STI. Subject to the terms of this Agreement, STI agrees to grant and hereby grants to Symyx (i) an exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, under STI Improvements, to make, use, sell, offer for sale, import, export and otherwise exploit Combinatorial Chemistry Technology and [*] and Combinatorial Chemistry Software outside of the Field and other than in the field of [*], and (ii) a nonexclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, under STI Improvements, to make, use, sell, offer for sale, import, export and otherwise exploit Combinatorial Chemistry Technology and [*] and Combinatorial Chemistry Software in the field of [*] but outside of the Field.

         2.3.3 Discussions and Transfer of Improvements. Representatives from each of the parties shall meet at least every six (6) months and confer upon request by either of the parties during the first five (5) years after the Effective Date of this Agreement to discuss potential Improvements and then identify and agree how to transfer their respective Improvements. In addition, either party may request that the other party provide a list of potential Improvements that are Material to the Field (as defined in Section 5.2) and that relate to particular areas of interest identified by the requesting party. Upon receipt of such request, the other party shall compile and provide such a list to the requesting party, and the parties shall agree upon a transfer of such material Improvements. When the parties have agreed upon the transfer of an Improvement, such transfer shall include know how associated with such Improvement. Minutes for these meetings shall be kept for both parties and both parties agree to retain written records of Improvements identified and transferred as a result of these discussions. The parties agree to act in good faith in connection with the discussion, disclosure, and transfer of Improvements.

2.4      Instruments and Software.

         2.4.1 Symyx-Designed Instruments. In the event STI wishes to acquire a Symyx-designed instrument (whether commercially available or otherwise) for use solely in the Field, STI shall so notify Symyx, and Symyx will provide a quotation for the sale of such instrument to STI. Such quotation will take into account the fact that STI already has acquired, pursuant to this Agreement,

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the right to use Combinatorial Chemistry Technology in the Field. The parties shall negotiate reasonably and in good faith the terms of such transaction. In the event the parties are unable to reach written agreement with respect to the terms of such transaction within forty-five (45) days of STI's initial request or Symyx does not provide such instrument as agreed in the relevant agreement, STI shall have the right to make (including copying) such instrument for use solely in the Field, subject to the following provisions: (i) STI may not receive assistance or know-how (other than Know-How made available by Symyx) from Symyx or then-current Symyx personnel (absent a separate agreement between the parties), (ii) STI may not hire or recruit then-current Symyx personnel to make or participate in the making of such instrument. If STI requires the use of then-current Symyx personnel or Symyx know how (other than Know-How made available by Symyx) to make such instrument, the parties shall negotiate reasonably and in good faith the terms of such assistance. In the event of a breach of the provisions of (i) or (ii) of this Section 2.4.1, STI shall cease all activities with respect to the making and use of such instrument and negotiate with Symyx appropriate consideration for the use of such Symyx assistance or know how; if the parties are unable to reach agreement on such consideration (within sixty (60) days), STI shall refrain from all use of such instrument, unless such breach is cured.

         2.4.2 Having Made Instruments; Software. In the event STI wishes to have a Third Party make a Combinatorial Chemistry Instrument for STI's use in the Field, or make Combinatorial Chemistry Software (other than Symyx-designed software) for STI's use in the Field, where such Combinatorial Chemistry Instrument or such Combinatorial Chemistry Software, or the use of such Combinatorial Chemistry Instrument, or such Combinatorial Chemistry Software, is within a claim of the Patent Rights or within a claim of a patent or patent application with respect to a Symyx Improvement, STI shall so notify Symyx, and Symyx will provide a quotation for the sale of such instrument to STI or the license of such Combinatorial Chemistry Software to STI. Such quotation, in the case of an instrument, will take into account the fact that STI already has acquired, pursuant to this Agreement, the right to use Combinatorial Chemistry Technology in the Field. The parties shall negotiate reasonably and in good faith the terms of such transaction. In the event the parties are unable to reach written agreement with respect to the terms of such transaction within forty-five (45) days of STI's initial request or Symyx does not provide such instrument or software as agreed in the relevant agreement, Symyx agrees to grant and hereby grants to STI the right to have a Third Party make such Combinatorial Chemistry Instrument for STI's use solely in the Field, or to have a Third Party make such Combinatorial Chemistry Software (other than Symyx-designed software) for STI's use solely in the Field, as applicable, subject to the following provisions: (i) all intellectual property rights (whether invented by or on behalf of STI, such Third Party, or jointly, but not including copyrights or trademarks relating to software) arising as a result of the design and manufacture of such instrument or software shall be assigned to Symyx, and the agreement between STI and such Third Party shall contain provisions to that effect; (ii) such Third Party shall make such instrument or software exclusively for STI's internal research purposes, and shall not provide such instrument or software or a substantially similar instrument or software (unless such Third Party can establish that the substantially similar instrument or software was independently developed) to any other party, and the agreement between STI and such Third Party shall contain provisions to that effect; (iii) such Third Party agrees to be directly liable to STI and Symyx for damages caused to STI and Symyx as a result of a breach of the provisions of (i) or (ii) of this Section 2.4.2, (iv) STI shall take all diligent action to enforce the provisions of (i), (ii), and (iii) of this Section 2.4.2 against such Third Party; and (v) if STI fails to take such diligent action, STI shall

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be liable directly to Symyx for any damages Symyx has suffered resulting from the breach by a Third Party of the provisions of (i), (ii), (iii), or (iv) above.

         2.4.3 Software. In the event STI wishes to license Symyx-designed software (other than as provided for in Section 2.1.5) for use solely in the Field, or wishes to access software support and/or upgrades, updates or improvements, STI shall so notify Symyx, and the parties shall negotiate reasonably and in good faith the terms of such transaction. Any Symyx quotation for such items will be consistent with Symyx' then-current basis for pricing such items.

2.5      Limitations.

         2.5.1 STI. The licenses granted under Sections 2.1 and 2.3 expressly exclude, and no right is provided hereunder under the Patent Rights, Know-How, Symyx' intellectual property rights in Symyx Improvements or other Symyx intellectual property rights, for STI to have made (except as set forth in Section 2.4.2), sell, offer for sale, import or export (i) Combinatorial Chemistry Technology or Combinatorial Chemistry Software, (ii) instrumentation exclusively licensed to licensees of Symyx as set forth in Exhibit A, or (iii) [*] Technology (other than as required to research, develop, make, use, sell, offer to sell, export, import or otherwise commercialize [*] Products in the Field).

         2.5.2    Symyx. Nothing in this Agreement, including without limitation
Section 2.1, 2.2 and 2.3, shall restrict or prevent Symyx from (i) making, having made, using (in connection with the development, manufacture, sale, support, service and quality control of equipment or instruments as part of its Discovery Tools business), selling, offering to sell, exporting or importing equipment or instruments as part of its Discovery Tools(R) business, or from licensing any Third Party purchaser or licensee of such equipment or instrument to use such equipment or instrument, subject only to the provisions of this
Section 2.5.2, or (ii) licensing a Third Party equipment or instrument manufacturer or seller to sell or license equipment, instruments or software [*], and provide the buyer a license to use such equipment, instruments or software, subject only to the provisions of this Section 2.5.2. Symyx agrees that it will not, during the Term, develop, validate or adapt equipment, instruments or software specifically for use in the Field (except for the benefit of STI). Symyx further agrees that during the Term (a) it will not sell or license equipment, instruments or software to any Third Party where Symyx knows, or has reason to know, that such Third Party will actively use such equipment, instruments or software for the identification or discovery of[*],
(b) it will not license a Third Party equipment or instrument manufacturer or seller to sell or license equipment, instruments or software where Symyx knows, or has reason to know, that such Third Party will manufacture or sell equipment, instruments or software specifically designed for the identification or discovery of[*], (c) it will not license a Third Party equipment or instrument manufacturer or seller to sell or license [*] equipment, instruments or software unless such Third Party equipment or instrument manufacturer or seller agrees not to validate or adapt such equipment, instruments or software specifically for use by the customer in the identification or discovery of[*], and (d) it will not sell or license equipment, instruments or software to a Designated Customer listed in Exhibit G hereto unless the license granted by Symyx in connection with such transaction expressly excludes the use such equipment, instruments or software for the identification or discovery of[*]. As used herein, "identification or discovery of[*]" shall include [*], but shall not include [*]. In furtherance of the provisions of this Section, Symyx agrees that it will not provide to its Discovery Tools customers or its Third Party equipment or instrument manufacturer or seller licensees a license,

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under the [*] Technology, in the Field and nothing in this Section 2.5.2 limits the exclusivity of the licenses granted to STI in the Field hereunder with respect to the [*]Technology.

2.6 Exceptions to Exclusivity. STI acknowledges that Symyx has granted licenses to Third Parties under patents or patent applications included within the Patent Rights and to Know-How, pursuant to those certain agreements between Symyx and Third Parties (the "Prior Agreements"), listed on Exhibit C attached hereto, and that such licenses did not exclude Third Party activities within the Field. Accordingly, the rights granted to STI pursuant to this Agreement shall not be exclusive with respect to the rights granted pursuant to such Prior Agreements. It is understood that many of the Prior Agreements listed on Exhibit C relate to (i) sales and licenses of equipment or instruments as part of Symyx' Discovery Tools business and (ii) licensing transactions with a Third Party equipment or instrument manufacturer or seller to sell or license equipment, instruments or software, and that such Prior Agreements would not be within the exclusivity provisions of this Agreement as a result of Section 2.5.2. Such agreements are listed on Exhibit C for informational purposes.

2.7 [*] Applications. In the event STI identifies or develops a [*] Product in the Field [*] through the exercise of the rights set forth in Section 2.1 or 2.3, Symyx agrees to grant and hereby grants to STI, under the Patent Rights, Know-How, and Improvements, the right to make, use, sell, offer to sell, export, import or otherwise commercialize such [*] Product for [*] applications [*]

2.8 Trademark. Symyx agrees to grant and hereby grants to STI a nonexclusive, worldwide, nontransferable (except as set forth in Section 11.3), nonsublicensable license, under the registered trademark Symyx(R) (the "Trademark"), solely to use the Trademark in its name (Symyx Therapeutics or Symyx Therapeutics, Inc.) and in promotion, advertising, marketing, sales or other materials or products incorporating such name; provided, however, STI shall comply with Symyx' generally applicable guidelines for use of the Trademark in every use of the Trademark, or, if any such proposed use does not comply with such guidelines, STI shall, prior to using the Trademark, obtain the prior written consent of Symyx. Symyx shall have the right to review STI's use of the Trademark to monitor compliance with the provisions hereof. The license granted pursuant to this Section 2.8 shall continue as long as STI's corporate name contains the Trademark, and shall terminate immediately in the event STI changes its corporate name such that it does not contain the Trademark. In the event that STI fails to meet any of its obligations under this Section 2.8, Symyx may terminate only the license granted in this Section 2.8 if such noncompliance is not cured within thirty (30) days of written notice.

2.9 Reservations. Except as expressly provided in this Agreement, no other rights or licenses are granted by either of the parties to the other party.

2.10 Right of Negotiation. In the event it is determined that Symyx (without breaching Section 7.1), as of the Effective Date, owned or controlled any patents or patent applications, outside of the Patent Rights, that are necessary or materially useful for STI to conduct research or development in the Field or commercialize in the Field the results of such research, the parties will, at the written request of STI, negotiate reasonably and in good faith for a period of sixty (60) days for STI to acquire a license to such patents or patent applications in the Field.

                                   ARTICLE III

                                    PAYMENTS

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3.1      STI Stock. In further consideration for the rights and licenses granted by Symyx to STI herein, STI will issue STI preferred stock to Symyx pursuant to a Series A-1 Preferred Stock Purchase Agreement between Symyx and STI.

                                   ARTICLE IV
                                 CONFIDENTIALITY

4.1 Confidentiality. Except as otherwise expressly provided herein, the parties agree that until ten (10) years from signing of the Agreement, the receiving party shall not, except as expressly provided in this Article IV, disclose to any Third Party, or use for any purpose, any Confidential Information furnished to it by the disclosing party pursuant to this Agreement, except in each case to the extent that it can be established by the receiving party by competent proof that such information:

         (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

         (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

         (c) became generally available to the public or otherwise part of the public domain after it disclosure and other than through any act or omission of the receiving party in breach of this agreement;

         (d) was independently developed by the receiving party without use of, or reference to, the other party's confidential information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

         (e) was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party authorized and entitled to disclose such information to others.

Confidential Information shall not be considered within the above exceptions merely because the Confidential Information is embraced by more general information within the exceptions. Any combination of features of Confidential Information shall not be considered within the above exceptions merely because individual features, as opposed to the combination itself and its principles of operation, are within the exception. Further, Symyx and STI agree to keep all Know-How, including Improvements to Know-How that is made available by Symyx to STI pursuant to Section 2.1.4, confidential pursuant to the terms of this Section.

4.2      Permitted Use and Disclosures. Notwithstanding the restrictions of
Section 4.1, each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in (A) exercising the rights and licenses granted hereunder, (B) prosecuting or defending litigation, (C) complying with applicable laws, governmental regulations or court orders or submitting information to tax or other governmental authorities (including, without limitation, the Securities and Exchange Commission and in connection with regulatory filings), (D) preparing, filing and prosecuting patent applications, or (E) making a permitted sublicense or otherwise exercising license rights expressly granted pursuant to this Agreement; in each case, provided that if a party is required to make any such disclosure, other

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than pursuant to a confidentiality agreement or other agreement with appropriate confidentiality obligations, it will give reasonable advance notice to the other party of such disclosure and will use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise), except to the extent inappropriate with respect to patent applications. It is understood that either party may also disclose the Confidential Information of the other party upon written consent to such disclosure by the duly authorized representative of the other party.

4.3 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), except to such party's attorney's, accountants, advisors, investors and financing sources and their advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, to the extent required by law, in connection with the enforcement of this Agreement or rights under this Agreement, or in connection with a merger, acquisition, financing transaction or proposed merger, acquisition or financing transaction, or the like. Notwithstanding the foregoing, the parties may agree upon a press release and timing to announce the execution of this Agreement, and Symyx and STI may each thereafter disclose to Third Parties the information contained in such press release without the need for further approval by the other.

                                    ARTICLE V
                                     PATENTS

5.1 Prosecution. Symyx shall have the sole and exclusive right and authority to control the filing, prosecution and maintenance of patents and patent applications included within the Patent Rights, and with respect to Symyx Improvements, at its own discretion and at its own expense. For purposes of this
Section 5.1, "filing, prosecution and maintenance" of patents and patent applications shall be deemed to include, without limitation, appeals to administrative or judicial entities having jurisdiction over patentability, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms. STI shall have the sole and exclusive right and authority to control the filing, prosecution and maintenance of patents and patent applications with respect to STI Improvements, at its own discretion and at its own expense. In the event of Improvements, if any, jointly invented by Symyx and STI, the parties will discuss and agree upon the filing, prosecution and maintenance of patents and patent applications.

5.2 Symyx Right to Abandon. Symyx shall have the right and the sole and ultimate discretion as to whether or not to pursue any further prosecution or any further maintenance of any claims pending in a patent application included within the Patent Rights. In the event Symyx determines to abandon a patent or patent application Material to the Field, Symyx shall provide reasonable notice to STI, and STI may elect to prosecute or maintain such application or patent, at STI's sole expense, and in consultation with Symyx. In such event, upon the request of and, at the expense of STI, Symyx shall provide reasonable cooperation to STI. For the purposes of this Section 5.2, "Material to the Field" shall mean necessary to avoid significant loss of exclusivity or competitive advantage in the Field.

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                                   ARTICLE VI
                                  INFRINGEMENT

6.1 Enforcement. The Parties agree with respect to enforcement of the Patent Rights, Know-How and Symyx Improvements that:

         6.1.1 In the event that either party becomes aware of or suspects third-party activities that could constitute a commercially significant infringement or misappropriation of the Patent Rights or Know-How in the Field, then such party shall promptly notify the other party of such third-party activities, including identification of the third party and delineation of the facts relating to such third-party activities. STI may offer to pay all of the costs and expenses of a suit, action or other proceeding to enforce the Patent Rights, Know-How, or Symyx Improvements against such commercially significant infringing or misappropriating activities by a third party in the Field and provide reasonable assurance to Symyx of its willingness and ability to pay all of such costs and expenses, in which case Symyx shall undertake such suit, action or other proceeding; provided, however, that if Symyx is of the view that there does not exist a reasonable likelihood of infringement or misappropriation, Symyx and STI shall mutually agree to have the matter reviewed by an independent, reputable patent counsel, and in the event such counsel opines that that there does not exist a reasonable likelihood of infringement or misappropriation, Symyx shall have no obligation to undertake such suit, action or other proceeding. Symyx shall keep STI reasonably informed as to the defense and/or settlement of any action pursuant to this paragraph. It is understood and agreed that Symyx shall have substantive and procedural decision making during the course of such suit. Symyx shall not settle any suit, action or proceeding for infringement or misappropriation of the Patent Rights, Know-How, or Symyx Improvements in the Field pursuant to this paragraph without the written consent of STI, which consent shall not be unreasonably withheld. Subject to the above provisions, Symyx shall afford STI the opportunity to join such a suit and make claims for any lost profits or other damages for infringement or misappropriation of the Patent Rights, Know-How, or Symyx Improvements in the Field at STI's expense.

         6.1.2 In the event Symyx is required pursuant to Section 6.1.1 to undertake a suit, action or other proceeding to enforce the Patent Rights, Know-How, or Symyx Improvements against commercially significant infringing or misappropriating activities by a third party in the Field, and declines to do so, or fails to maintain such suit, action or proceeding as set forth in Section 6.1.1, STI may itself undertake such suit, action or other proceeding, and shall keep Symyx reasonably informed as to such suit, action or other proceeding. STI shall not enter into any settlement agreement with any such third party that would impair Symyx' rights outside of the Field without the written consent of Symyx.

         6.1.3 All recoveries received from an action to enforce the Patent Rights or Symyx Improvements in the Field shall be retained as follows: (i) all recoveries received from an action pursuant to Section 6.1.1 shall be applied first to reimburse STI for the costs and expenses of such suit, action or other proceeding, and any remaining proceeds shall be divided between STI and Symyx, wherein STI shall receive [*] of such remaining proceeds and Symyx shall obtain [*] of such remaining proceeds; and (ii) all recoveries received from an action pursuant to Section 6.1.2 shall be applied first to reimburse STI for the costs and expenses of such suit, action or other proceeding, and any remaining proceeds shall be divided between STI and Symyx, wherein STI shall receive [*] of such remaining proceeds and Symyx shall obtain [*] of such remaining proceeds.

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6.2      Cooperation. In any suit, action or other proceeding in connection with enforcement or defense of the Patent Rights or Symyx Improvements in the Field, the parties shall cooperate fully, including without limitation by joining as a party plaintiff and executing such documents as may reasonably be requested. In the event that STI is joined as a party plaintiff in any such proceeding, Symyx shall indemnify STI from liability arising from the same to the extent that such liability is based solely on STI being named by Symyx as a party-plaintiff and is not based upon activities of STI. In the event that Symyx is joined as a party plaintiff in any such proceeding, STI shall indemnify Symyx from liability arising from the same to the extent that such liability is based solely on Symyx being named as a party-plaintiff and is not based upon activities of Symyx.

6.3 No Implied Obligations. Except as expressly provided in this Article VI, neither party has any obligation to bring or prosecute any suit, action or proceeding against any Third Party for patent infringement.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

7.1 Symyx. Symyx represents and warrants as of the Effective Date that: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including granting the licenses provided for in this Agreement; (iii) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder;
(iv) there is no litigation as to which Symyx has received service of process, judgment or settlement against or owed by Symyx or pending or, to Symyx' knowledge, threatened claims, proceedings or litigation relating to the Patent Rights or Know-How or to Combinatorial Chemistry Technology or [*] Technology or Combinatorial Chemistry Software, except the matter involving Hazard Evaluation Laboratories, Inc. and Hazard Evaluation Laboratory Limited disclosed in Symyx' filings with the Securities Exchange Commission and except for opposition proceedings pending in Europe and other administrative matters pending in patent offices; (v) there is no pending interference proceeding before the U.S. Patent and Trademark Office with respect to the Patent Rights; (vi) to Symyx' knowledge, it does not own or control any patents or patent applications, outside of the Patent Rights, that would be necessary or materially useful for STI to conduct research in the Field or commercialize in the Field the results of such research; (vii) to Symyx' knowledge, the issued claims of the Patent Rights as applicable to the Field are believed to be valid and enforceable;
(viii) to Symyx' knowledge, no Third Party is infringing or misappropriating within the Field any Symyx intellectual property rights exclusively licensed to STI hereunder in the Field, provided however that Symyx is aware that Third Parties engaged in research with respect to products for [*] routinely use high throughput or combinatorial research techniques, methodologies, instrumentation and/or software, and that such research could be directed to the Field; (ix) to Symyx' knowledge, it has received no notice from a Third Party indicating that Symyx activities Material to the Field infringe or misappropriate the intellectual property rights of a Third Party, nor has Symyx received any legal opinions as to the validity or enforceability of Third Party patents Material to the Field [*]; (x) Exhibit D lists all agreements pursuant to which Symyx has in-licensed patents or patent applications that are within the Patent Rights;
(xi) to Symyx' knowledge, it has not received a notice of default with respect to the in-license agreements listed on Exhibit D; (xii) Symyx has followed its internal policies with respect to the prosecution, registration, maintenance and payment of renewal fees on the patents and

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patent applications within the Patent Rights; (xiii) each of the Patent Rights is free and clear of any Encumbrance within the Field, except as set forth in the agreements listed in Exhibit D; (xiv) Symyx is not currently developing or planning to develop new technology directed to the Field that would include intellectual property rights not licensed to STI under Section 2.1 or Section
2.3.1 (provided that Symyx plans to continue its activities in high throughput [*] research outside of the Field); and (xv) Exhibit C lists all agreements pursuant to which Symyx has out-licensed patents or patent applications that are within the Patent Rights whereby the licensee is not precluded from use of such rights in the Field. As used herein, "to Symyx' knowledge" means to the actual knowledge as of the Effective Date of Symyx personnel involved in negotiating this Agreement with STI, or preparing or reviewing this Agreement (including Symyx in house legal and patent counsel), without any investigation or duty to investigate.

7.2 STI. STI represents and warrants that: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1 Symyx Indemnification. Symyx shall hold harmless and indemnify STI, its trustees, directors, officers, employees, agents and the successor and assigns of any of the foregoing (collectively, the "STI Indemnitees"), from and against any and all claims, actions, suits, or proceedings brought by Third Parties (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") against any STI Indemnitee, arising from or occurring as a result of a breach of Symyx' representations and warranties made herein; except, in each case, to the extent such Claim results from the gross negligence or intentional misconduct of STI; and provided that a STI Indemnitee that intends to claim indemnification under this Article VIII shall: (i) promptly notify Symyx in writing of any Claim with respect to which the STI Indemnitee intends to claim such indemnification, and (ii) provide Symyx with reasonable assistance and full information with respect to such Claim. Symyx shall have the sole right to control the defense and settlement thereof. Notwithstanding the preceding sentence, Symyx shall not settle any claim, suit or proceeding subject to this Article VIII or otherwise consent to an adverse judgment in such claim, suit or proceeding if the same materially diminishes the rights or interests of the STI Indemnitee without the express written consent of the STI Indemnitee.

8.2 STI Indemnification. STI shall hold harmless and indemnify Symyx, its trustees, directors, officers, employees, agents and the successor and assigns of any of the foregoing (collectively, the "Symyx Indemnitees"), from and against any and all claims, actions, suits, or proceedings brought by Third Parties (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") against any Symyx Indemnitee, arising from or occurring as a result of (i) a breach of STI's representations and warranties made herein, (ii) based upon STI's business activities constituting an infringement of that Third Party's patent rights or a misappropriation of that Third Party's trade secret rights (other than in connection with STI's practice of Combinatorial Chemistry Technology or [*] Technology as licensed hereunder), (iii) based upon any compounds or products manufactured, stored, used, sold or otherwise distributed by or on behalf of STI, its Affiliates, Sublicensees or other designees (including, without limitation,

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product liability and patent infringement claims); and (iv) arising from or relating to the license agreement with[*]; except, in each case of (i) through
(iv) above, to the extent such Claim results from the gross negligence or intentional misconduct of Symyx; and provided that a Symyx Indemnitee that intends to claim indemnification under this Article VIII shall promptly notify STI in writing of any Claim with respect to which the Symyx Indemnitee intends to claim such indemnification, and provide STI with reasonable assistance and full information with respect to such Claim. STI shall have the sole right to control the defense and settlement thereof. Notwithstanding the preceding sentence, STI shall not settle any claim, suit or proceeding subject to this
Article VIII, or otherwise consent to an adverse judgment in such claim, suit or proceeding if the same materially diminishes the rights or interests of the Symyx Indemnitee without the express written consent of the Symyx Indemnitee.

                                   ARTICLE IX
                                   DISCLAIMER

9.1 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE PATENT RIGHTS OR NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. ANY SOFTWARE LICENSED HEREUNDER IS PROVIDED "AS IS".

                                    ARTICLE X
                              TERM AND TERMINATION

10.1 Term. Unless terminated earlier pursuant to this Article X, the Term of this Agreement shall commence on the Effective Date and continue in effect until expiration, revocation or invalidation of the last patent and the abandonment of the last application (or until any such application otherwise no longer is pending) included within the Patent Rights and within any patents or patent applications licensed between the parties in connection with Improvements pursuant to Section 2.3.

10.2 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached the Agreement, and such material breach shall have continued for one hundred twenty
(120) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such one hundred (120) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the one hundred (120) day period. In the event of a dispute with respect to the existence or cure of a material breach or default hereunder, this Agreement shall remain in force and shall not be terminated and the cure period shall be tolled pending resolution of such dispute pursuant to Section 11.13.

10.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for dissolution, liquidation or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of

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creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

10.4 Survival. The parties understand and agree that Articles IV, VI, VIII, IX, X and XI, and Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.2, 2.3, 2.4.2,
2.5.1, 2.5.2, 2.6, 2.7, 2.8, and 2.9 shall survive the expiration and any termination of this Agreement; provided, however, that in the event of termination in accordance with Section 10.2 wherein STI has materially breached
Section 2.4 or Section 2.5.1, the licenses granted under Sections 2.1.1, 2.1.3,
2.2 and 2.3 shall survive only as nonexclusive licenses. Except as otherwise provided in this Article X, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement. Notwithstanding the above, licenses hereunder with respect to any patent shall expire on the date of expiration of such patent.

                                   ARTICLE XI
                                     GENERAL

11.1 No Implied Obligations. Except as expressly provided herein, nothing in this Agreement shall be deemed to obligate either of the parties.

11.2 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

11.3 Assignment. This Agreement shall not be assignable by either party without the written consent of the other party hereto, except either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of the assigning party, whether by merger, reorganization, acquisition, sale, or otherwise. Any purported prohibited assignment without such consent shall be void and of no effect. This Agreement shall be binding upon and accrue to the benefit of any permitted assignee, and any such assignee shall agree to perform the obligation of the assignor.

11.4 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, act of terrorism, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

11.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be hand delivered, or sent by express delivery service with confirmation of receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail), in each case to the respective address or facsimile number indicated below.

STI:                                 Symyx:

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3100 Central Expressway                 3100 Central Expressway
Santa Clara, CA  95051                  Santa Clara, CA 95051
Attn: President                         Attn: President
Fax: (408) 748-0175                     Fax: (408) 748-0175
                                        w/copy to: VP, Alliances & Legal Affairs

Any such notice shall be deemed to have been given when received. Either party may change its address or facsimile number by giving the other party written notice, delivered in accordance with this Section.

11.6 Governing Law. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the state of California, without reference to conflicts of law principles.

11.7 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

11.8 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE
SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

11.9 Headings. The captions to the several Sections hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

11.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

11.11 Complete Agreement. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Symyx and STI.

11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

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11.13    Dispute Resolution. Any dispute under this Agreement that is not settled by mutual consent shall be solely, exclusively and finally settled by binding arbitration, conducted in accordance with the procedures set forth in Exhibit E.

11.14 Representation by Legal Counsel. Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

11.15 Further Assurances. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by the another party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

SYMYX THERAPEUTICS, INC.                       SYMYX TECHNOLOGIES, INC.

By: /s/ Isy Goldwasser                         By: /s/ Jeryl L. Hilleman
    ------------------------------                 -----------------------------

Title: President                               Title: Sr. V.P. & C.F.O.
      ----------------------------                   ---------------------------

Date:                                          Date:
      ----------------------------                   ---------------------------
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                                    EXHIBIT A

                               EXCLUSIVE LICENSES

[*]

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                                    EXHIBIT B

                       SYMYX PATENTS / PATENT APPLICATIONS

GRANTED PATENT OR
PUBLISHED NO.          PENDING APPL. NO.      TITLE
---------------------------------------------------
[*]                           [*]              [*]
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

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---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

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                                    EXHIBIT C

                  PRIOR SYMYX - THIRD-PARTY LICENSE AGREEMENTS

-----------------------------------------------------------------------------------------
TITLE OF AGREEMENT      PARTIES TO AGREEMENT WITH SYMYX:      EFFECTIVE DATE OF AGREEMENT
-----------------------------------------------------------------------------------------
[*]                                   [*]                                 [*]

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                                    EXHIBIT D

                              INLICENSE AGREEMENTS

[*]

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                                    EXHIBIT E

                         ALTERNATIVE DISPUTE RESOLUTION

In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, and which dispute is not amicably resolved by the good faith efforts of the parties, then such dispute will be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described below:

1) If any party intends to begin an ADR to resolve a dispute, such party will provide written notice to the other party informing the other party of such intention and the issues to be resolved. Within 10 business days after the receipt of such notice, the other party may by written notice to the party initiating ADR, add additional issues to be resolved. From the date of receipt of the ADR notice and until such time as any matter has been finally settled by ADR, the running of the time periods in which a party must cure a breach of this Agreement will be suspended as to the subject matter of the dispute.

2) Within 5 business days following the receipt of the original ADR notice ("Notice Date") a neutral will be selected by the then President of the Center for Public Resources ("CPR"), 14th Floor, 366 Madison Avenue, New York, New York 10017. The neutral will be an individual who will preside in resolution of any disputes between the parties. The neutral selected will be a member of the Judicial Panel of the CPR and will not be an employee, director or shareholder of either party or of an Affiliate of either party.

3) Each party will have 10 days from the date the neutral is selected to object in good faith to the selection of that person. If either party makes such an objection, the then president of the CPR will as soon as possible thereafter, select another neutral under the same conditions set forth above. This second selection will be final.

4) No later than 60 days after selection, the neutral will hold a hearing to resolve each of the issues identified by the parties.

     a) Each party will have the right to be represented by counsel at the hearing.

     b)   The hearing will be held in San Francisco.

5) The ADR proceeding will be confidential and the neutral will issue appropriate protective orders to safeguard each party's Confidential Information. Except as required by law, no party will make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of each other party. The existence of any dispute submitted to ADR, and the award of the neutral, will be kept in confidence by the parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

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6)   It is the intention of the parties that discovery, although permitted as described herein, will be limited except in exceptional circumstances. The neutral will permit such limited discovery necessary for an understanding of any legitimate issue raised in the ADR, including the production of documents. Each party will be permitted but not required to take the deposition of not more than 5 persons, each such deposition not to exceed 6 hours in length. If the neutral believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issue, the neutral may order such additional discovery as the neutral deems necessary. At the hearing the parties may present testimony (either by live witness or deposition) and documentary evidence. The neutral will have sole discretion with regard to the admissibility of any evidence and all other materials relating to the conduct of the hearing.

7) Each party will be entitled to no more than 4 hours of hearing to present testimony or documentary evidence. The testimony of both parties will be presented during the same calendar day. Such time limitation will include any direct, cross or rebuttal testimony, but such time limitation will only be charged against the party conducting such direct, cross or rebuttal testimony. It will be the responsibility of the neutral to determine whether the parties have had the 4 hours to which they are entitled. If the neutral believes that exceptional circumstances exist, and additional hearing time is necessary for a full and fair resolution of the issue, the neutral may order such additional hearing time as the neutral deems necessary.

8) At least 15 days prior to the date set for the hearing, each party will submit to each other party and the neutral a list of all documents on which such party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witnesses testimony.

9) At least 5 business days prior to the hearing, each party must submit to the neutral and serve on each other party a proposed ruling on each issue to be resolved and a proposed remedy. Such writing will be limited to presenting the proposed ruling and remedy, will contain no argument or analysis of the facts or issues, and will be limited to not more than 10 pages.

10) The arbitration hearing shall be conducted in the English language, and if a translator or interpreter is required, the party needing such translator or interpreter shall provide one at its own expense.

11) Not more than 5 business days following the close of hearings, the parties may each submit post-hearing briefs to the neutral addressing the evidence and issues to be resolved. Such post-hearing briefs will not be more than 50 pages.

12) The neutral will rule on each disputed issue after the hearing as expeditiously as possible, but in no event more than 30 days after the close of the hearing. The neutral will, in rendering his decision, apply the substantive law of the state of California, U.S.A., and without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration.

                                  Confidential

13) Any judgment upon the award rendered by the neutral may be entered in any court having jurisdiction thereof. The decision rendered in any such ADR will be final and not appealable, except in cases of fraud or bad faith on the part of the neutral or any party to the ADR proceeding in connection with the conduct of such proceedings, and will be enforceable in any court of competent jurisdiction.

14) The neutral will have the option to assess costs and expenses to the non-prevailing party; otherwise the parties will pay their own costs (including, without limitation, attorneys fees) and expenses in connection with such ADR.

                                  Confidential

                                    EXHIBIT F

                                LICENSED SOFTWARE

         Symyx Library Studio(R)Software Version 5.2

         Symyx Impressionist(R)Software Version 4.0

         Symyx Epoch(TM)Software Version 1.7

         Symyx PolyView(R)Software Version 1.3

         Renaissance Application Server and Database Version 2.0 (STI shall be responsible to secure or use its own Oracle database and appropriate licenses thereto)

                                  Confidential

                                    EXHIBIT G

                              DESIGNATED CUSTOMERS

[*]

                                  Confidential

* Confidential treatment requested